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                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

        This Consulting Agreement ("Agreement") is made and entered into as of August 2005 between REIT Americas, Inc., 2960 N. Swan Rd., Suite 300, Tucson AZ 85712 (the "Company"), and Dawson James Securities, Inc., a Florida Corporation, 925 South Federal Highway, 6th Floor, Boca Raton, FL 33432 (the "Consultant").

        In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration (the receipt of which is hereby acknowledged) the parties hereto mutually agree and intend to be legally bound to the terms of this Agreement as follows:

        1. PURPOSE. The Company hereby retains the Consultant during the term specified to render consulting advice to the Company relating to financial advisory services as set forth in Section 3 below, investment banking and merger/acquisition matters, upon the terms and conditions as set forth herein.

        2.      TERMS AND CONSIDERATION.

                (a) The term of this Agreement shall be for a period of twelve (12) months commencing from the Effective Date of this Agreement (the "Engagement Period"), unless extended by mutual written agreement of the Company and the Consultant. The Company shall pay Consultant as follows: (i) the Company shall deliver to Consultant a stock certificate at Closing in the amount of 100,000 shares of Series A Preferred Stock of the Company (the "CONSULTANT'S SECURITIES") upon execution of this Agreement. The terms of the Series A Preferred Stock are as set forth in the Certificate of Designation attached hereto as Exhibit B. The Company hereby grants piggyback registration rights to the Consultant with respect to all of the Consultant's Securities delivered hereunder as specified in Section 4 below.

                (b) The Effective Date of the Agreement shall be July 30, 2005. The Agreement shall be executed by the parties on the date of the Agreement, and delivered to the Consultant on or before the Effective Date of the Agreement.

                (c) The Company shall promptly make available to Consultant all documents, financial reports, news releases, and other information related to the Company's' affairs. The following shall be included in such documents (i) all articles of incorporation and amendments (ii) bylaws and amendments, (iii) minutes of all the Company's Incorporators, directors, and shareholders' meetings, (iv) all financial statements, (v) correct copies of any material contracts, leases and arrangements to which the Company is a party and (vi) such other documents as shall be requested by Consultants or its counsel. In addition, the Company shall promptly notify Consultant of any event which might have a material effect on the financial condition or business of the Company. Prior to the completion of the offering described in Section 3(a) hereof, Consultant must be satisfied in its sole discretion as to the following: (i) due diligence on the Company's business, officers, directors; (ii) the proposed use of proceeds; and (iii) the form of the Offering documents.


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        3.      FINANCIAL ADVISORY SERVICES OF CONSULTANT. Consultant, based on its review of the Company to date, believes that it may assist the Company by performing the financial advisory services that are listed below and Consultant shall be limited to providing only those such financial advisory services to the Company. In connection with Consultant providing such financial advisory services to the Company, the Company shall provide Consultant with any information reasonably available to the Company that Consultant deems appropriate. The Company hereby acknowledges that Consultant will be using and relying on said information without independent verification and that Consultant assumes no responsibility for the accuracy and completeness of any information provided to it by the Company. In performance of these duties, the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the value of the Consultant's advice is not measurable in any quantitative manner, and that the Consultant shall not be obligated to spend any specific amount of time performing its duties hereunder. The Consultant shall use its commercially reasonable efforts to perform the following services:

                (a) The Consultant will endeavor to sell on the Company's behalf, an offering that consists of the Company's 8% Convertible Promissory Notes due July 30, 2006 in the amount of $100,000 (the "NOTES"). The Note, together with the Warrants issued pursuant to this Agreement are collectively referred to as the "SECURITIES." The closing on the Notes shall be no later than August 25, 2005 (the "CLOSING"). The Notes shall be in substantially the form of Exhibit A to this Agreement. For each dollar principal amount of Note purchased, the Company will issue to any subscriber contemporaneously with the issuance of the Note:

                        (i) A common stock purchase warrant (the "WARRANT" and, collectively, the "WARRANTS") to purchase one share of common stock for each dollar principal amount of Note purchased. The exercise price of the Warrant shall be $.10 per share. The Warrants, which shall expire on July 30, 2008, shall be in substantially the form of Exhibit B to this Agreement.

        The Offering will be conducted pursuant to Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "Act"), and remains subject to our completion of due diligence on the Company and our satisfaction of the results thereof.

                (b) Assist the Company in raising approximately $2,000,000 in new capital either in the form of Series B Preferred Stock or some other form of securities acceptable to both the Company and the Consultant, for which Consultant would receive additional compensation as is standard in placement agent agreements.

                (c) Assist the Company in its efforts to file an S-11 registration statement with the Securities and Exchange Commission for a public offering not to be less than $200,000,000, for which Consultant, if it chose to participate as a placement agent would receive additional compensation as is standard in placement agent agreements.


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                (d)     Providing Company exposure to the investment community
at large through the dissemination of non-confidential information with the prior written approval of the company.

                (e) Assisting in the Company's financial public relations, by participating in discussions with the Company and the financial community with the company's approval.

                (f) Advising the Company about its financial structure and that of its divisions or subsidiaries or any of its projects, as such relate to the public market for the Company's equity securities.

                (g) Advising the Company on the public market for Company's securities and the timing and structure of any future public offering or private placement of its equity securities.

Should the Company desire Consultant to provide any financial advisory service(s) or investment banking services not listed above, the Company and Consultant shall enter into an additional engagement letter to be executed by the parties hereto at the commencement of the additional financial advisory service(s) to be rendered by Consultant. Should the Company do any acquisition, merger or joint venture (the "Transaction") which is sourced through the Consultant, then Company shall pay to the Consultant in addition to all compensation listed in Section 2 hereof, a sum equal to 5% of the gross purchase price of the Transaction.

        4.      COVENANTS OF THE COMPANY.

                (a) The Company agrees that for a period of twelve months from the date hereof, it shall exclusively use the investment banking services of Consultant. Should the Consultant perform any services related to raising equity capital or debt on behalf of the company, the Company will execute the Consultant's standard Selling Agreement related to any such offering, which shall include a commission to Consultant and warrant coverage as is standard for the Consultant, in addition to any other fees as may be set forth herein.

                (b) If (but without any obligation to do so) at any time during the two (2) year period commencing on the issue date of the Securities, the Company proposes to register any of its securities in connection with the public offering of such securities solely for cash (other than a registration on Form S-4, Form S-8 or any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, each such time, promptly give the Consultant written notice of such registration. Upon the written request of the Consultant given within twenty (20) days after receipt of such written notice from the Company, the Company shall cause to be registered all of the Registrable Securities that the Consultant has requested to be registered; and provided further, however, that the Registrable Securities shall be subject to restrictions on transfer for forty-five (45) days after the effective date of the subject registration statement.


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                (c)     The Company will use its best efforts to qualify
(blue-sky) the securities in such states as may be selected by Consultant. The Company shall be responsible for the cost, inclusive of legal and filing fees, of all blue-sky filings.

                (d) For a period of twelve months from the date hereof, the Company shall not issue any securities, or instruments convertible into securities, without the consent of the Consultant, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall not require the consent of the Consultant to issue securities in the following events: (i) as a result of the exercise of options or warrants or conversion of convertible notes or amounts which are granted, issued or accrue pursuant to this Agreement or are otherwise outstanding on the date of this Agreement, (ii) any options or warrants granted subsequent to the date hereof to employees or managers of the Company, so long as such grants shall not exceed 10% of the total outstanding shares of the Company, (iii) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a third party corporation or other entity,
(iv) the Company's issuance of securities in connection with the raising of capital pursuant to the planned Series B Preferred Stock or S-11 registration statement offerings, or (v) the Company's issuance of securities as required under this Agreement.

                (e) Board Representation. The Company shall provide Consultant seats on the board of directors as follows: (i) Consultant shall have two board seats immediately after the execution of this Agreement and the Company will take all action necessary and appropriate to appoint two members to the board as determined by the Consultant, and (ii) the Consultant shall be provided with two additional board seats at a time to be mutually determined between the Company and the Consultant not to exceed the earlier of the occurrence of the events specified in Sections 3(b) and (c). The Company will not increase the number of board seats between the date hereof and the date upon which the Consultant's four board members are officially appointed.

        5. CONSULTANT'S RELATIONSHIPS WITH OTHERS. The Company acknowledges that the Consultant or its affiliates is in the business of providing financial, investment banking and merger/acquisition services and consulting advice (of all types contemplated by this Agreement) to others.

        6. CONFIDENTIAL INFORMATION. In connection with the rendering of services hereunder, Consultant has been or will be furnished with confidential information concerning the Company including, but not limited to, financial statements and information, cost and expense data, production data, trade secrets, marketing and customer data, and such other information not generally obtained from public or published information or trade sources. Such information shall be deemed "Confidential Material" and, except as specifically provided herein, shall not be disclosed by Consultant without prior written consent of the Company. In the event Consultant is required by applicable law or legal process to disclose any of the Confidential Material, it is agreed that Consultant will deliver to the Company prompt notice of such requirement prior to disclosure of same to permit the Company to seek an appropriate protective order and/or waive compliance of this provision. If, in the absence of a protective order or receipt of written waiver, Consultant is nonetheless, in the written opinion of counsel, compelled to disclose any Confidential Material, Consultant may do so without liability hereunder provided that notice of


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such prospective disclosure is delivered to the Company prior to actual disclosure. Following the termination of this Agreement and a written request by the Company, Consultant shall deliver to the Company all Confidential Material. This provision shall survive the termination of this Agreement for any reason.

        7.      CONSULTANT'S LIABILITY & INDEMNIFICATION OF CONSULTANT BY
COMPANY.

                (a) In the absence of gross negligence or willful misconduct on the part of Consultant or Consultant's material breach of this Agreement, Consultant shall not be liable to the Company or to any officer, director, employee, agent, representative, stockholder or creditor of the Company for any action or omission of Consultant or any of its officers, directors, employees, agents, representatives or stockholders in the course of, or in connection with, rendering or performing any services hereunder.

        8. TERMINATION. This Agreement may be terminated at any time during the Engagement Period by Consultant upon five (5) days prior written notice to the Company, in the event that Consultant becomes aware of (i) any change in the business or operations of the Company which Consultant reasonably believes may adversely affect Consultant's ability to render the services contemplated hereunder, (ii) any material misrepresentation by the Company with respect to the business operations, assets, condition (financial or otherwise), results of operations or prospects of the Company, or (iii) any breach by the Company of its obligations under this Agreement, which remain uncured for a period of fifteen days after written notice of the breach is provided to the Company.

        This Agreement may be terminated by Company only in the event of a material breach by Consultant of its obligations hereunder, which breach remains uncured for a period of fifteen days after written notice of the breach is provided to Consultant.

        In the event of termination (i) this Agreement shall become void, without liability on the part of either party or their affiliates, directors, officers or stockholders except as set forth in Section 7(a) above, and (ii) Consultant shall be entitled to expenses it has incurred pursuant to this Agreement up to the date of such termination; and (iii) all provisions contained in section 6 above survive the termination.

        9. EXPENSES. The Company, subject to prior written approval by the Company for any amount in excess of $500, and upon receipt of appropriate supporting documentation, shall reimburse the Consultant and/or any other party retained by the Consultant, for any and all reasonable out-of-pocket expenses incurred in connection with services provided to the Company including but not limited to legal, travel, lodging and meals, entertainment, postage, photocopying and long distance telephone expenses. The Company shall reimburse the Consultant within 15 days of receipt of supporting documentation. The Company hereby acknowledges that unless otherwise specifically stated herein, that neither Consultant, nor its directors, employees or agents is responsible for any fees or commissions payable now or in the future to any finder or to any other financial or other advisor utilized or retained by the


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Company. The Consultant acknowledges that as of the date of this Agreement, the
Consultant is not due any funds from the Company.

        10. SALES OR DISTRIBUTIONS OF SECURITIES. If the Consultant assists the Company in the sale or distribution of securities, the Consultant shall receive fees and other forms of compensation as agreed to by the Company and the Consultant. Such public offering or private placement, undertaken by the Consultant on behalf of the Company, shall be subject to an additional agreement to be executed by the parties hereto at such time as is appropriate.

        11.     LIMITATION UPON THE USE OF ADVICE AND SERVICES.

                (a) No person or entity, other than the Company or any of its subsidiaries or directors or officers of each of the foregoing, shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to, or encourage or facilitate the use or reliance upon such advice by others without the prior consent of the Consultant.

                (b) Company hereby acknowledges that Consultant, for services rendered under this Agreement, makes no commitment whatsoever to recommend or advise its clients to purchase the securities of the Company. Research reports that may be prepared by Consultant will, when and if prepared, be based solely on the merits, and independent judgment of analysts of the Consultant.

                (c) Company hereby acknowledges that Consultant, for services rendered under this Agreement, makes no commitment whatsoever to make a market in any of the Company's securities on any stock exchange or in any electronic marketplace. Any decision by Consultant to make a market in any of the Company's securities shall be based solely on the independent judgment of Consultant's traders and related supervisory personnel.

                (d) Use of the Consultant's name in annual reports or any other report of the Company or releases by the Company require the prior approval of the Consultant unless the Company is required by law to include Consultant's name in such annual reports, other report or release of the Company, in which event the Company shall furnish to Consultant copies of such annual reports or other reports or releases using Consultant's name in advance of publication by the Company, its affiliates or assigns.

        12. DISCRETION. Nothing contained herein shall require the Company to enter into any transaction presented to it by Consultant, which decision shall be at the Company's sole discretion.

        13. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or


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provisions of this Agreement in any other jurisdiction. If any provision of this
Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        14.     MISCELLANEOUS

                (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed if to the Company, addressed to the Company at the address listed in the Preamble or if to the Consultant, addressed to Robert
D. Keyser, Dawson James Securities, 925 South Federal Highway, 6th Floor, Boca Raton, FL 33432. Such notice or other communication shall be deemed to be given on the date of receipt.

                (b) If the Consultant shall cease to do business, the provisions hereof relating to duties of the Consultant and compensation by the Company as it applies to the Consultant shall thereupon cease to be in effect.

                (c) This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the central subject matter hereof.

                (d) This agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

                (e) This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, without giving effect to its rules regarding conflicts of laws. Any actions or controversies arising hereunder shall be adjudicated in Palm Beach County Florida, and each party hereby consents to exclusive jurisdiction of the state and federal courts located in Palm Beach County, Florida.

                (f) There is no relationship of partnership, agency, employment, franchise or joint venture between the parties. Neither party has the authority to bind the other or incur any obligation on its behalf.

                (g) The Company hereby acknowledges that Consultant is not a fiduciary of the Company and that Consultant makes no representations or warranties regarding Company's ability to secure financing, whether now or in the future.

                (h) This Agreement and the rights hereunder may not be assigned by Company without the prior written consent of Consultant. This Agreement may not be assigned by Consultant, in whole of in part, without prior consent of Company. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.


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                (i)     This Agreement may be signed in counterparts, and all of
such counterparts shall be considered as a single document

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

REIT AMERICAS, INC.


/s/ F. Dale Markham
--------------------------------------
Name: Dale Markham
Title: Chairman


DAWSON JAMES SECURITIES, Inc.


/s/ Robert D. Keyser
--------------------------------------
Name: Robert D. Keyser
Title: Chief Executive Officer




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